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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the: (i) Registration Statement on Form S-8 (No. 333-29069) related to the Company's Stock Incentive Plan; and
(ii) Registration Statement on Form S-8 (No. 333-43291) related to the Company's Management Stock Incentive Plan of our report dated April 19, 2002 (except for
Note 4, as to which the date is December 19, 2002) with respect to the consolidated financial statements and schedule of Crescent Operating, Inc. and subsidiaries included in this Annual Report on Form 10-K/A for the year ended December 31, 2001.

                                                      /s/ Ernst & Young LLP


Dallas, Texas
January 13, 2003